UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2008

ENERJEX RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 W. 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On March 13, 2007, the Registrant issued a press release announcing that on February 29, 2008, Euramerica Energy, Inc. (“Euramerica”) made its first payment of $300,000 to EnerJex Kansas, Inc., a wholly-owned subsidiary of the Registrant (“EnerJex Kansas”), related to its option exercise contained in the amended and restated well development agreement (the “Development Agreement”) between EnerJex Kansas and Euramerica executed on August 10, 2007.  In the Development Agreement, Euramerica received an option to acquire an interest in the Gas City Property owned by EnerJex Kansas at an exercise price of $1.2 million (“Option Funds”) expiring March 1, 2008.  The remaining $900,000 option exercise amount is due in three equal installments of $300,000 payable quarterly with the final option exercise payment due by October 31, 2008.

Pursuant to the Development Agreement, Euramerica previously contributed $524,000 towards exploratory drilling costs associated with development of the Gas City Property. In addition to the Option Funds, the Development Agreement requires Euramerica to provide $2.0 million in additional well development funding (“Development Funds”) for the Gas City Property by August 31, 2008.  Euramerica funded $250,000 of the Development Funds on March 4, 2008.  EnerJex Kansas retains title to these properties until the Option Funds have been paid in full.  A definitive joint operating agreement and corresponding definitive agreements related to the joint operation and development of the Gas City Project are in the process of being finalized.

A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

By:/s/ Steve Cochennet

Steve Cochennet, Chief Executive Officer

Date: March 18, 2008